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[Terra Industries Inc. Logo]                               Terra Industries Inc.
                                                               600 Fourth Street
                                                                   P.O. Box 6000
                                                       Sioux City, IA 51102-6000
                                                       Telephone: (712) 277-1340
                                                        Telefax:  (712) 277-7383
                                                         www.terraindustries.com
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                                      NEWS
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For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756

        Terra Industries places two North American facilities on standby

Sioux City, Iowa (February 27, 2003)--Terra Industries Inc. (NYSE symbol: TRA) announced today that it has ceased production at its Blytheville, Ark., and Woodward, Okla., facilities due to high natural gas prices. Ammonia production rates have been reduced at Terra's other North American facilities.

Production plans for March will be announced in the near future.

Terra Industries Inc., with 2002 revenues of $1 billion, is a leading international producer of nitrogen products and methanol.

Information contained in this news release, other than historical information, may be considered forward-looking. Forward-looking information reflects management's current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: changes in financial markets, general economic conditions within the agricultural industry, competitive factors and price changes (principally selling prices of nitrogen and methanol products and natural gas costs), changes in product mix, changes in the seasonality of demand patterns, changes in weather conditions, changes in governmental regulations and other risks described in the "Factors That Affect Operating Results" section of Terra's current annual report.

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Note: Terra Industries' news announcements are also available on its web site,
      www.terraindustries.com.